Execution Copy

REGISTRATION RIGHTS AGREEMENT

CHINA ARCHITECTURAL ENGINEERING, INC.

US$10,000,000 VARIABLE RATE CONVERTIBLE BONDS DUE 2012

800,000 WARRANTS EXPIRING 2010

April 12, 2007

-i-

Registration Rights Agreement

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 12th day of April, 2007.

BY AND AMONG

1. CHINA ARCHITECTURAL ENGINEERING, INC., a Delaware corporation (the “Company”), and

2. ABN AMRO BANK N.V. (the “Investor”).

The parties hereby agree as follows:

1.	CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” means the closing date for the Company’s issuance and sale of the Convertible Bonds (as defined below) pursuant to the Subscription Agreement (as defined below), and for the Company’s issuance and sale of the Warrants (as defined below) pursuant to the Subscription Agreement.

“Common Stock” means (a) the Company’s common stock, par value $0.001 per share, and (b) any securities into which or for which the securities described in (a) above may be converted, exchanged or reclassified pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of any Convertible Bonds.

“Convertible Bonds” means (a) the Company’s Variable Rate Convertible Bonds due 2012, and (b) any securities into which or for which the securities described in (a) above may be converted, exchanged or reclassified pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, other than Conversion Shares.

“Holders” means (a) the Investor, and (b) any Permitted Transferee of the Investor, and (c) any subsequent Permitted Transferee of a Holder referred to in (b) above.

“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Permitted Transferee” means a transferee of Registrable Securities who acquires the Registrable Securities in a transaction that meets the requirements set forth in the proviso of the second sentence of Section 7(c) hereof.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Convertible Bonds, (ii) the Warrants, (iii) the Conversion Shares, and (iv) the Warrant Shares (as defined below); provided, however, that, a security shall cease to be a Registrable Security upon (A) the sale of such security pursuant to a Registration Statement or pursuant to Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction pursuant to Rule 144(k) under the 1933 Act.

“Registration Statement” shall mean any registration statement filed by the Company with the SEC for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4 or successor forms, or any registration statement relating solely to transactions under Rule 145 of the 1933 Act).

“Required Holders” means Holders holding a majority of the Registrable Securities in respect of the Convertible Bonds and the Conversion Shares.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

“Subscription Agreement” means that certain Subscription Agreement dated March 28, 2007 by and among the Company and the Investor with respect to the issuance and sale of the Convertible Bonds and the Warrants.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

“Warrants” means the warrants to purchase 800,000 shares (subject to adjustment) of Common Stock of the Company issued to the Investor pursuant to the Subscription Agreement.

2.	REGISTRATION

(a)	Shelf Registration

(i)
Initial Registrable Securities. Promptly following the execution of the Subscription Agreement and in any event within thirty (30) days thereafter (the “Filing Deadline”), the Company shall prepare and file with the SEC an amendment to the Registration Statement on Form S-1 (Reg. No. 333-138603) currently on file with the SEC to cover the resale of the Registrable Securities. Such Registration Statement shall include a plan of distribution with respect to the Registrable Securities in a form approved by the Holders of a majority of the Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall cause the Registration Statement as so amended to become effective as promptly as possible. Each prospectus contained in such Registration Statement will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder, and each such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)
Additional Registrable Securities. Upon any change in (a) the Conversion Price with respect to the Convertible Bonds (as defined in the Trust Deed and Terms and Conditions executed with respect to the Convertible Bonds (the “Trust Deed”)), or (b) the Subscription Price of the Warrants (as defined in the Warrants) or the number of shares of Common Stock issuable upon the exercise of the outstanding Warrants (such additional shares of Common Stock referenced in (a) and (b) above shall be referred to herein as “Additional Shares”), prior to the issuance of any Additional Shares, the Company shall prepare and file, as soon as practicable but in any event within thirty (30) days of such change, with the SEC one or more Registration Statements on Form S-1, or, if available, Form S-3, or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective, covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Holders prior to its filing or other submission.

(iii)

(b)	Expenses

The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and the fees and expenses of one counsel for the Holders of Registrable Securities, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)	Effectiveness

(i)
The Company shall cause each Registration Statement to be declared effective as soon as practicable, and in any event, (A) within ten (10) business days of being advised by the SEC that the Registration Statement will not be reviewed or is not subject to further review and (B) at 5:00 p.m. (New York City time) on the effective date. The Company shall notify the Holders by facsimile or e-mail as promptly as practicable, and in any event, by 9:30 a.m. (New York City time) on the date immediately following the effective date, after any Registration Statement is declared effective and shall by 9:30 a.m. (New York City time) on the date immediately following the effective date provide the Holders with an electronic copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not filed by the Filing Deadline, or declared effective by the SEC within 365 days following the Closing Date, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason other than an Allowed Delay (as defined below) (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Holder to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will be in breach of its obligations hereunder.

(ii)
For not more than twenty (20) consecutive trading days, or for a total of not more than forty-five (45) trading days, in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any registration contemplated by this Section 2 (an “Allowed Delay”); provided, however, that the Company shall (a) promptly notify the Holders in writing of the existence of the Allowed Delay (but in no event, without the prior written consent of a Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information giving rise to an Allowed Delay), (b) promptly advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable and (d) keep the Registration Statement effective for an additional period of time equal to the period of time of the Allowed Delay.

3.	COMPANY OBLIGATIONS

The Company will effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)
cause each Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold thereunder, pursuant to any other Registration Statement or pursuant to Rule 144 under the 1933 Act and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144(k) of the 1933 Act as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (assuming for this purpose each Warrant will be exercised for cash) (the “Effectiveness Period”);

(b)	promptly following the date any Registration Statement hereunder is declared effective by the SEC, prepare and file with the SEC a prospectus pursuant to Rule 424 under the 1933 Act;

(c)
prepare and file with the SEC as soon as practicable such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act, the 1934 Act, any applicable state securities or blue sky laws and the rules and regulations of any securities exchange on which the Registrable Securities may be traded or included for quotation, with respect to the distribution of all of the Registrable Securities covered thereby;

(d)
provide (via email or facsimile) copies to and permit the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) business days prior to their filing with the SEC and not file any document to which a Holder’s counsel reasonably objects;

(e)
furnish to the Holders (via email or facsimile) (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement;

(f)
use (i) its best efforts to prevent the issuance of any stop order or other suspension of effectiveness and (ii) its best efforts to, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(g)
prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(g), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(g), or (iii) file a general consent to service of process in any such jurisdiction;

(h)
cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(i)
notify the Holders (via email or facsimile), at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such holders a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j)
cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request;

(k)
comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(l)
with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell shares of Common Stock to the public without registration: (i) make and keep current public information available, as that term is understood and defined in Rule 144, until the expiration of the Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) copies of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.	DUE DILIGENCE REVIEW; INFORMATION

The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders and who are reasonably acceptable to the Company), all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and subject to the Company’s obligations pursuant to SEC Regulation FD, cause the Company’s officers and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement, each for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company with respect to the accuracy of such Registration Statement.

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.	OBLIGATIONS OF THE HOLDERS

(a)
Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities held by such Holder included in the Registration Statement. A Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b)
Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)
Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6.	INDEMNIFICATION

(a)	Indemnification by the Company

The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereof or any “free writing prospectus” as defined in Rule 405 under the 1933 Act; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any other law, including any state, provincial or foreign securities law, or any rule or regulation thereunder, applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any material violation of this Agreement by the Company; or (vi) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Holder’s behalf and will reimburse such Holder, and each such officer, director or member and each such controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon a material untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)	Indemnification by the Holders

Each Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or any “free writing prospectus” as defined in Rule 405 under the 1933 Act or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)	Conduct of Indemnification Proceedings

Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall have materially adversely affected the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)	Contribution

If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.	MISCELLANEOUS

(a)	Amendments and Waivers

This Agreement may be amended only by a writing signed by the Company and the Required Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Holders.

(b)	Notices

All notices and other communications provided for or permitted hereunder shall be made as set forth in the Trust Deed and the Warrant Instrument.

(c)	Assignments and Transfers by Holders

The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person; provided, however, that such Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)	Assignments and Transfers by the Company

This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a reorganization of the Company, a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Holders, after notice duly given by the Company to each Holder.

(e)	Benefits of the Agreement

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)	Counterparts; Faxes

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered via facsimile, or Adobe PDF, either of which shall be deemed an original.

(g)	Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)	Further Assurances

The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)	Entire Agreement

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)	Governing Law

This Agreement, as to which time shall be of the essence, shall be governed by and construed in accordance with the laws of the State of New York.

(l)	Jurisdiction

Subject to the following paragraph, the Company agrees for the benefit of the Holders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the courts of England.

The Holders may take any suit, action or proceedings (together referred to as Proceedings) against the Company in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions. The Company hereby appoints The London Law Agency at its registered office for the time being in England, to accept service of any Proceedings on its behalf.

(m)	Invalidity

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

(n)	Independent Nature of Holders’ Obligations and Rights

The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened, for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name:	Luo Ken Yi
Title:	Chief Executive Officer, Chief Operating Officer and Chairman of the Board

The Investor

ABN AMRO BANK, N.V.

By:  [SIGNATURE OF AUTHORIZED PERSON]

Name:

Title: